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                                                                    Exhibit 23.2


              [Skadden, Arps, Slate, Meagher & Flom LLP letterhead]




                                                  December 18, 2003




EMC Corporation
176 South Street
Hopkinton, MA  01748

Ladies and Gentlemen:

            Reference is made to our opinion, dated December 18, 2003, addressed to EMC Corporation ("EMC") regarding certain tax matters, delivered in connection with the merger by and among EMC, Elite Merger Corporation, a direct wholly-owned subsidiary of EMC, and Documentum, Inc.

            We hereby consent to the filing of such opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement of EMC, file number 333-110017. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                    Very truly yours,


                                    /s/ Skadden, Arps, Slate, Meagher & Flom LLP